UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2022

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

KY	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, KY	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)

CTBI	The Nasdaq Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 25, 2022, Community Trust Bancorp, Inc.’s (“CTBI”) Board of Directors unanimously elected M. Lynn Parrish as Chairman of the Board of Community Trust Bancorp, Inc.  In addition, Mark A. Gooch, current President, was elected as CEO and Vice Chairman of Community Trust Bancorp, Inc. and Chairman and CEO of Community Trust Bank, Inc. and Chairman of Community Trust and Investment Company; Richard W. “Rick” Newsom was elected President and member of the Board of Directors of Community Trust Bank, Inc.; David Tackett was elected Executive Vice President of Community Trust Bancorp, Inc. and President of the Eastern Region of Community Trust Bank, Inc.; Wayne Hancock was elected Secretary of Community Trust Bancorp, Inc.; and John “JR” Caldwell was elected Market President of Community Trust Bank, Inc. for Floyd, Johnson, and Knott Counties replacing Mr. Tackett.  All of the above officer elections are effective on February 7, 2022, the date of the retirement of the current Chairman and CEO, Jean R. Hale, as previously announced in July 2021.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 26, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	January 26, 2022	/s/ Mark A. Gooch
Mark A. Gooch
President and Secretary